Exhibit 99.1

Investor Relations Contact: John Lawlor, Cognos 613-738-3503 john.lawlor@cognos.com

Media Relations Contact: Sean Reid, Cognos 613-738-1440 Ext. 3260 sean.reid@cognos.com

Cognos® Reports Second Quarter Results

— Cognos 8 Business Intelligence Receives Strong Customer Reviews —

Ottawa, Ontario & Burlington, Massachusetts, September 21, 2005—Cognos Incorporated (Nasdaq: COGN; TSX: CSN) (all figures in U.S. dollars and in accordance with U.S. GAAP), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced results for the second quarter of fiscal year 2006, ended August 31, 2005.

Revenue for the second quarter was $212.0 million, an increase of 14 percent compared with revenue of $185.2 million in the second quarter of last fiscal year. License revenue was $78.6 million, an increase of 4 percent from $75.4 million for the same period of last fiscal year.

Net income in the quarter was $28.7 million, an increase of 4 percent compared with $27.6 million in the second quarter of last fiscal year, resulting in diluted earnings per share of $0.31 in the second quarter of fiscal year 2006, versus $0.30 in the same period last fiscal year.

Revenue for the first six months of fiscal year 2006, ended August 31, 2005, was $412.1 million, an increase of 15 percent compared with revenue of $358.8 million for the first six months of last fiscal year. Net income for the first six months of this fiscal year was $52.5 million or $0.56 per share. This represents an increase of 10% from net income of $47.7 million or $0.51 per share in the first six months of last fiscal year.

“Cognos delivered a solid second quarter,” said Rob Ashe, president and chief executive officer of Cognos. “We performed well in the quarter leading up to the launch of Cognos 8 Business Intelligence, and we are now focused on capitalizing on the opportunity that product represents. The significant marketing activity during the quarter and the strong customer reaction to Cognos 8 BI puts us in a very strong position going forward.”

Highlights of the Quarter

•	Nine contracts greater than a million dollars, up from seven contracts for the same period last year

•	Double-digit percentage revenue growth in all three major geographies - the Americas, Europe, and Asia-Pacific

•	Previewed Cognos 8 Business Intelligence for more than 2,000 customers, partners and analysts at Cognos Forum 2005, and drew over 5,000 participants for the product’s September 14th worldwide launch

•	Named top business intelligence and corporate performance management vendor in Business 2.0 magazine’s top 100 ranking of the world’s best performing technology companies

“Cognos 8 Business Intelligence is the most important product release in the history of Cognos and the BI industry. Customer feedback has been tremendous,” continued Mr. Ashe. “Cognos 8 BI brings together the full strength of our BI capabilities on a single, modern and proven services-oriented architecture. This product redefines the standard for business intelligence – today and for years to come.”

Cognos’ balance sheet remains strong. Operating cash flow for the quarter was $28.8 million. Cognos repurchased $23.7 million of its shares in the second quarter. The Company exited the quarter with $501.3 million in cash, cash equivalents, and short-term investments.

Business Outlook

Management offers the following outlook for the third quarter of fiscal year 2006:

•	Revenue is expected to be in the range of $230 million to $237 million;

•	Diluted earnings per share are expected to be in the range of $0.36 to $0.39.

Management offers the following outlook for the full fiscal year 2006, ending February 28, 2006:

•	Revenue is expected to be in the range of $915 million to $930 million;

•	Diluted earnings per share are expected to be in the range of $1.52 to $1.58.

Cognos management will hold a webcast and conference call to present results for the second quarter of fiscal year 2006 and business outlook at 5:15 p.m. Eastern Time today, September 21, 2005. The webcast and an archive of the webcast may be accessed at www.cognos.com/company/investor/events/fy06q2/index.html. The conference call may be accessed at 416-640-1907. The replay can be accessed at 416-640-1917. The passcode for the replay is 21150821#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the Company’s expectations with respect to future growth and business outlook, including revenue and earnings for the third quarter of fiscal year 2006 and the full fiscal year ending February 28, 2006; expectations with respect to the Company’s release of Cognos 8 Business Intelligence; the strength of the Company’s balance sheet; and the Company’s market position.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: a continuing increase in the number of larger customer transactions and the potential for a related lengthening of sales cycles; continued BI market consolidation and other competitive changes in the BI market; the incursion of enterprise resource planning companies into the BI market; currency fluctuations; the Company’s ability to maintain or accurately forecast revenue growth or to anticipate and accurately forecast a decline in revenue from any of its products or services; the Company’s ability to compete in an intensely competitive market; the Company’s ability to develop and introduce new products and enhancements on schedule that respond to customer requirements and rapid technological change; customer acceptance and implementation of Cognos 8 Business Intelligence; new product introductions and enhancements by competitors; the Company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; fluctuations in the Company’s quarterly and annual operating results; fluctuations in the Company’s tax exposure; the impact of global economic conditions on the Company’s business; the impact of Hurricane Katrina on the overall economic condition of North America; unauthorized use or misappropriation of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws of foreign jurisdictions; the Company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage—Corporate Performance Management (CPM)—achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos web site at www.cognos.com.

Cognos and the Cognos logo are registered trademarks of Cognos Incorporated in the United States and/or other countries.

Note to Editors: Copies of previous Cognos press releases and corporate and product information are available on the Cognos web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2005			FY2006

	Q2	Q3	Q4	Q1	Q2

Total License Revenue ($000s)	75,362	91,580	129,946	71,146	78,649

Year-Over-Year License Revenue Growth	21%	26%	39%	8%	4%

Geographic Distribution: Total Revenue ($000s)
Americas	110,240	121,503	141,189	115,516	122,593
Europe	57,952	69,308	94,145	66,461	67,596
Asia/Pacific	17,028	19,555	20,992	18,098	21,853

% of Total
Americas	60%	58%	55%	58%	58%
Europe	31%	33%	37%	33%	32%
Asia/Pacific	9%	9%	8%	9%	10%

Year-Over-Year Revenue Growth - Total
Americas	15%	26%	23%	10%	11%
Europe	22%	18%	26%	21%	17%
Asia/Pacific	17%	13%	63%	31%	28%

Pro Forma Year-Over-Year Revenue Growth - In Local Currency
Americas	14%	25%	22%	9%	10%
Europe	11%	7%	19%	17%	17%
Asia/Pacific	10%	7%	61%	26%	22%

Orders (License, Support, Services)
>$ 1M	7	15	18	6	9
>$200K	109	127	208	104	124
>$ 50K	655	709	1,215	668	754

Average Selling Price (License Orders Only) ($000s)
>$ 50K	176	183	207	175	172

New vs Existing License Revenue - % of Total
New	38%	32%	37%	32%	31%
Existing	62%	68%	63%	68%	69%

Channel — License Revenue - % of Total
Direct	73%	74%	77%	68%	74%
Third Party	27%	26%	23%	32%	26%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	440,410	439,367	522,900	496,036	501,252
Days sales outstanding	56	61	67	63	60
Total employees	3,062	3,346	3,393	3,408	3,453

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,

	2005	2004	2005	2004

Revenue
Product license	$ 78,649	$ 75,362	$149,795	$141,432
Product support	92,062	76,156	180,567	150,943
Services	41,331	33,702	81,755	66,464

Total revenue	212,042	185,220	412,117	358,839

Cost of revenue
Cost of product license	1,409	546	2,631	1,167
Cost of product support	8,797	7,074	17,679	14,249
Cost of services	32,511	27,457	64,601	52,932

Total cost of revenue	42,717	35,077	84,911	68,348

Gross margin	169,325	150,143	327,206	290,491

Operating expenses
Selling, general, and administrative	106,241	90,371	209,254	181,016
Research and development	28,526	25,382	57,400	49,707
Amortization of acquisition-related intangible assets	1,637	1,228	3,274	2,464

Total operating expenses	136,404	116,981	269,928	233,187

Operating income	32,921	33,162	57,278	57,304
Interest and other expenses	(506)	(8)	(845)	(79)
Interest income	3,557	1,781	6,676	3,185

Income before taxes	35,972	34,935	63,109	60,410
Income tax provision	7,253	7,336	10,565	12,686

Net income	$ 28,719	$ 27,599	$ 52,544	$ 47,724

Net income per share
Basic	$0.32	$0.31	$0.58	$0.53

Diluted	$0.31	$0.30	$0.56	$0.51

Weighted average number of shares (000s)
Basic	90,740	90,382	90,909	90,237

Diluted	92,806	92,849	93,350	92,771

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)
(Unaudited)

	August 31, 2005	February 28, 2005

Assets
Current assets
Cash and cash equivalents	$405,112	$ 378,348
Short-term investments	96,140	144,552
Accounts receivable	140,941	189,602
Prepaid expenses and other current assets	17,986	18,941
Deferred tax assets	1,601	3,856

	661,780	735,299
Fixed assets, net	74,357	73,566
Intangible assets, net	24,019	27,234
Other assets	6,564	6,378
Goodwill	220,488	221,490

	$987,208	$1,063,967

Liabilities
Current liabilities
Accounts payable	$ 21,229	$ 30,705
Accrued charges	24,131	31,047
Salaries, commissions, and related items	58,595	91,010
Income taxes payable	1,335	21,148
Deferred revenue	188,210	217,153

	293,500	391,063
Deferred income taxes	13,680	17,083

	307,180	408,146

Stockholders' Equity
Capital stock
Common shares and additional paid-in capital	267,248	252,561
(August 31, 2005 - 90,571,423; February 28, 2005 - 91,070,967)
Treasury shares	(915)	(1,199)
(August 31, 2005 - 37,640; February 28, 2005 - 46,375)
Deferred stock-based compensation	(21)	(277)
Retained earnings	409,100	402,020
Accumulated other comprehensive income	4,616	2,716

	680,028	655,821

	$987,208	$1,063,967

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,

	2005	2004	2005	2004

Cash flows from operating activities
Net income	$ 28,719	$ 27,599	$ 52,544	$ 47,724
Non-cash items
Depreciation and amortization	7,240	6,504	14,405	13,002
Amortization of deferred stock-based compensation	167	220	335	405
Amortization of other deferred compensation	--	--	--	7
Deferred income taxes	1,863	1,285	(2,026)	2,301
Loss on disposal of fixed assets	186	123	273	124

	38,175	35,731	65,531	63,563
Change in non-cash working capital
Decrease (increase) in accounts receivable	(1,871)	(8,472)	44,964	36,461
Decrease (increase) in prepaid expenses and other current assets	(586)	(699)	837	171
Decrease in accounts payable	(981)	(18)	(9,024)	(6,985)
Increase (decrease) in accrued charges	2,629	1,298	(5,374)	(1,897)
Increase (decrease) in salaries, commissions, and related items	5,615	8,468	(30,518)	(7,275)
Increase (decrease) in income taxes payable	(1,348)	2,048	(19,291)	(44)
Decrease in deferred revenue	(12,821)	(8,942)	(23,646)	(21,491)

Net cash provided by operating activities	28,812	29,414	23,479	62,503

Cash flows from investing activities
Maturity of short-term investments	118,610	99,081	246,535	244,674
Purchase of short-term investments	(96,140)	(85,566)	(198,123)	(156,961)
Additions to fixed assets	(6,161)	(4,637)	(10,917)	(7,710)
Additions to intangible assets	(196)	(460)	(441)	(529)
Increase in other assets	(365)	--	(120)	--
Acquisition costs, net of cash and cash equivalents	--	--	131	--

Net cash provided by investing activities	15,748	8,418	37,065	79,474

Cash flows from financing activities
Issue of common shares	6,246	8,983	18,553	19,272
Purchase of treasury shares	(177)	(335)	(177)	(335)
Repurchase of shares	(23,694)	(9,866)	(48,948)	(19,855)

Net cash used in financing activities	(17,625)	(1,218)	(30,572)	(918)

Effect of exchange rate changes on cash	751	727	(3,208)	(1,107)

Net increase in cash and cash equivalents	27,686	37,341	26,764	139,952
Cash and cash equivalents, beginning of period	377,426	327,441	378,348	224,830

Cash and cash equivalents, end of period	405,112	364,782	405,112	364,782
Short-term investments, end of period	96,140	75,628	96,140	75,628

Cash, cash equivalents, and short-term investments, end of period	$ 501,252	$ 440,410	$ 501,252	$ 440,410